Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Bank of America Corporation (the “Corporation”), and the undersigned Officers and Directors of the Corporation whose signatures appear below, hereby makes, constitutes and appoints Timothy J. Mayopoulos, Alice A. Herald and Teresa M. Brenner, and each of them acting individually, its, his and/or her true and lawful attorneys, with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and/or her name and on its, his and/or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below: (a) a Registration Statement on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), in connection with an indeterminable amount of the debt securities and related guarantees (the “Securities”) previously issued by the Corporation or its predecessor companies that may be reoffered or resold in market-making transactions by affiliates of the Corporation, including Banc of America Securities LLC, and all documents in support thereof or supplemental thereto and any and all amendments, including any and all pre-effective and post-effective amendments, to the foregoing (collectively, the “Registration Statement”); and (b) all other registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the Securities covered by the Registration Statement under any and all securities laws, regulations and requirements as may be applicable; and each of the Corporation and the Officers and Directors hereby grants to each of the attorneys, full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of the Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of the Corporation and the Officers and Directors hereby ratifies and confirms all acts and things which the attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his, or her signature as the same may be signed by the attorneys or attorney, or any of them, to any or all of the following (and any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act and all such registration statements, petitions, applications, consents to service of process, and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

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IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

By:	/s/ KENNETH D. LEWIS
Kenneth D. Lewis Chairman, President and Chief Executive Officer

Dated: October 22, 2008

Signature	Title	Date

/s/ KENNETH D. LEWIS Kenneth D. Lewis	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	October 22, 2008

/s/ JOE L. PRICE Joe L. Price	Chief Financial Officer (Principal Financial Officer)	October 22, 2008

/s/ NEIL A. COTTY Neil A. Cotty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 22, 2008

/s/ WILLIAM BARNET, III William Barnet, III	Director	October 22, 2008

/s/ FRANK P. BRAMBLE, SR. Frank P. Bramble, Sr.	Director	October 22, 2008

/s/ JOHN T. COLLINS John T. Collins	Director	October 22, 2008

/s/ GARY L. COUNTRYMAN Gary L. Countryman	Director	October 22, 2008

/s/ TOMMY R. FRANKS Tommy R. Franks	Director	October 22, 2008

/s/ CHARLES K. GIFFORD Charles K. Gifford	Director	October 22, 2008

/s/ MONICA C. LOZANO Monica C. Lozano	Director	October 22, 2008

/s/ WALTER E. MASSEY Walter E. Massey	Director	October 22, 2008

/s/ THOMAS J. MAY Thomas J. May	Director	October 22, 2008

Signature	Title	Date

/s/ PATRICIA E. MITCHELL Patricia E. Mitchell	Director	October 22, 2008

/s/ THOMAS M. RYAN Thomas M. Ryan	Director	October 22, 2008

/s/ O. TEMPLE SLOAN, JR. O. Temple Sloan, Jr.	Director	October 22, 2008

/s/ MEREDITH R. SPANGLER Meredith R. Spangler	Director	October 22, 2008

/s/ ROBERT L. TILLMAN Robert L. Tillman	Director	October 22, 2008

/s/ JACKIE M. WARD Jackie M. Ward	Director	October 22, 2008